Exhibit 99.1

FutureFuel Releases First Quarter 2022 Results

FutureFuel First Quarter Net Loss of $12.4 Million

Reports Net Loss of $12.4 Million or $0.28 per Diluted Share, and Adjusted EBITDA of $2.1 Million

CLAYTON, Mo., May 9, 2022 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the first quarter ended March 31, 2022.

First quarter 2022 Financial Highlights (all comparisons are with the first quarter of 2021)

●	Revenues were $42.3 million, up 2% from $41.5 million
●	Adjusted EBITDA was $2.1 million, up from ($7.8) million
●	Net loss was $12.4 million, or $0.28 per diluted share, down from net losses of $8.8 million, or $0.20 per diluted share.

“The first quarter of 2022 has been strong from an operational perspective, as compared to the disruption we experienced at the hands of Winter Storm Uri in the same period of 2021. Nevertheless, our biodiesel business was challenged this quarter by feedstock price increases that made many of our traditional feedstock sources uneconomical. We navigated this challenge by producing and inventorying summer quality biodiesel to sell later in the year using feedstock that would generate positive margins. In an environment where fuel prices have risen significantly during the first three months of the year, we reported a loss on our derivatives position at the end of the quarter that would have been offset when we later sold our inventory. However, since that time, unprecedented volatility towards the expiry of the New York Mercantile Exchange May heating oil contract, caused FutureFuel to incur approximately $12 million of realized derivative losses during April, and it is uncertain what additional costs will be incurred subsequently.  These costs likely will not be fully recovered when the physical inventory is sold.

Our chemicals business continues to show encouraging signs as we execute our plans to grow in this segment.” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2022 Cash Dividends

In the first three months of 2022, FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock. The remaining quarterly dividends of $0.06 per share will be paid in June, September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics (Unaudited)

	Three Months Ended March 31,
			Dollar	%
	2022	2021	Change	Change
Revenue	$42,261	$41,516	$745	2%
Loss from operations	$(9,607)	$(13,058)	$3,451	26%
Net loss	$(12,398)	$(8,773)	$(3,625)	(41%)
Loss per common share:
Basic	$(0.28)	$(0.20)	$(0.08)	(40%)
Diluted	$(0.28)	$(0.20)	$(0.08)	(40%)
Adjusted EBITDA	$2,098	$(7,825)	$9,923	n/a

Financial and Business Summary

Consolidated sales revenue in the three months ended March 31, 2022 increased $745 compared to the three months ended March 31, 2021. This increase resulted from increased sales prices in both the chemicals and biofuels segments and increased sales volume in the chemical segment which was partially offset by reduced sales volumes in the biofuel segment.

Loss from operations in the three months ended March 31, 2022 improved $3,451 compared to the three months ended March 31, 2021. This improvement primarily resulted from: i) the negative impact in the prior year quarter of the exorbitant natural gas prices invoiced from Winter Storm Uri which resulted in an addition to cost of goods sold of $7,800, and ii) the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting which increased gross profit $481 in the current period as compared to a reduction of $3,913 in the same period of the prior year. See note 4 to our consolidated financial statements for additional detail. These improvements were partially offset by the change in the unrealized and realized activity in derivative instruments with a loss of $9,129 as compared to a loss of $2,625 in the three months ended March 31, 2021 whereas inventories related to this change have not yet been sold. See note 5 to our consolidated financial statements. Affordable feedstocks were acquired and converted to biodiesel which will be sold mostly in the three months ended June 30, 2022.

Capital Expenditures

Capital expenditures were $977 in the first three months of 2022, compared with $146 in the same period in 2021.

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $163,735 as of March 31, 2022, compared with $184,711 as of December 31, 2021.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel's chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, including, but not limited to the COVID-19 pandemic and the response thereto, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2021 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$120,984	$137,521
Accounts receivable, inclusive of the blenders' tax credit of $5,550 and $8,232 and net of allowances for bad debt of $55 and $67, respectively	18,048	29,374
Inventory	37,620	26,920
Marketable securities	42,751	47,190
Other current assets	18,426	14,828
Total current assets	237,829	255,833
Property, plant and equipment, net	81,056	82,901
Other assets	5,498	5,596
Total noncurrent assets	86,554	88,497
Total Assets	$324,383	$344,330
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $890 and $890, respectively	$21,960	$22,823
Dividends payable	7,877	-
Other current liabilities	11,540	12,233
Total current liabilities	41,377	35,056
Deferred revenue – long-term	14,261	16,755
Other noncurrent liabilities	2,767	3,591
Total noncurrent liabilities	17,028	20,346
Total liabilities	58,405	55,402
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,763,243, issued and outstanding at March 31, 2022 and December 31, 2021	4	4
Accumulated other comprehensive income	129	178
Additional paid in capital	282,443	282,443
Retained earnings (accumulated deficit)	(16,598)	6,303
Total Stockholders’ Equity	265,978	288,928
Total Liabilities and Stockholders’ Equity	$324,383	$344,330

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$42,261	$41,516
Cost of goods sold and distribution	49,416	52,252
Gross loss	(7,155)	(10,736)
Selling, general, and administrative expenses	1,773	1,548
Research and development expenses	679	774
	2,452	2,322
Loss from operations	(9,607)	(13,058)
Other expense, net	(3,495)	(102)
Loss before income taxes	(13,102)	(13,160)
Income tax benefit	(704)	(4,387)
Net loss	$(12,398)	$(8,773)

Earnings (loss) per common share
Basic	$(0.28)	$(0.20)
Diluted	$(0.28)	$(0.20)
Weighted average shares outstanding
Basic	43,763,243	43,743,243
Diluted	43,763,243	43,743,243

Comprehensive income (loss)
Net loss	$(12,398)	$(8,773)
Other comprehensive loss from unrealized net loss on available-for-sale debt securities	(62)	(60)
Income tax effect	13	16
Total other comprehensive loss, net of tax	(49)	(44)
Comprehensive loss	$(12,447)	$(8,817)

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(12,398)	$(8,773)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	2,570	2,608
Amortization of deferred financing costs	24	24
Benefit for deferred income taxes	(719)	(4,402)
Change in fair value of equity securities	4,100	1,765
Change in fair value of derivative instruments	(1,536)	(695)
Loss (gain) on the sale of investments	27	(690)
Loss on disposal of property and equipment	6	-
Noncash interest expense	8	8
Changes in operating assets and liabilities:
Accounts receivable	11,268	(6,515)
Accounts receivable – related parties	58	1,375
Inventory	(10,700)	(11,389)
Income tax receivable	15	774
Prepaid expenses	631	751
Prepaid expenses – related party	(8)	(12)
Other assets	38	(43)
Accounts payable	(730)	4,270
Accounts payable – related parties	57	7,814
Accrued expenses and other current liabilities	(917)	(509)
Accrued expenses and other current liabilities – related parties	(1)	-
Deferred revenue	(2,269)	(569)
Other noncurrent liabilities	(100)	(139)
Net cash used in operating activities	(10,576)	(14,347)
Cash flows from investing activities
Collateralization of derivative instruments	(2,664)	(106)
Purchase of marketable securities	-	(15,601)
Proceeds from the sale of marketable securities	250	28,681
Proceeds from the sale of property and equipment	56	-
Capital expenditures	(977)	(146)
Net cash (used in) provided by investing activities	(3,335)	12,828
Cash flows from financing activities
Payment of dividends	(2,626)	(2,624)
Net cash used in financing activities	(2,626)	(2,624)
Net change in cash and cash equivalents	(16,537)	(4,143)
Cash and cash equivalents at beginning of period	137,521	198,122
Cash and cash equivalents at end of period	$120,984	$193,979

Cash paid for interest	$-	$43
Cash paid for income taxes	$-	$52
Noncash investing and financing activities:
Cash dividends declared, not paid	$7,877	$-
Noncash capital expenditures	$174	$118

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended March 31,
	2022	2021
Net loss	$(12,398)	$(8,773)
Depreciation	2,570	2,608
Interest and dividend income	(664)	(1,005)
Non-cash interest expense and amortization of deferred financing costs	32	32
Losses on disposal of property and equipment	6	-
Loss on derivative instruments	9,129	2,625
Loss on marketable securities	4,127	1,075
Income tax benefit	(704)	(4,387)
Adjusted EBITDA	$2,098	$(7,825)

Reconciliation of Adjusted EBITDA to Net Cash Used in Operating Activities

	Three Months Ended March 31,
	2022	2021
Net cash used in operating activities	$(10,576)	$(14,347)
Benefit for deferred income taxes	719	4,402
Interest and dividend income	(664)	(1,005)
Income tax benefit	(704)	(4,387)
Loss on derivative instruments	9,129	2,625
Change in fair value of derivative instruments	1,536	695
Change in operating assets and liabilities, net	2,658	4,192
Adjusted EBITDA	$2,098	$(7,825)

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue
Custom chemicals	$15,715	$10,675
Performance chemicals	5,846	5,435
Chemicals revenue	$21,561	$16,110
Biofuels revenue	20,700	25,406
Total Revenue	$42,261	$41,516

Segment gross profit (loss)
Chemicals	$5,418	$(1,301)
Biofuels	(12,573)	(9,435)
Total gross loss	$(7,155)	$(10,736)

Depreciation is allocated to segment cost of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314)854-8352

www.futurefuelcorporation.com